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REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2025 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2026

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Barclays Commercial Mortgage Securities LLC

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	BBCMS 2023-C20	Series 2023-C20	None

Master Servicer of the Fashion Valley Mall loan under the BMARK 2023-B40 PSA, the Great Lakes Crossing Outlets loan under the BMARK 2023-B38 PSA, and the Seagate Campus loan under the BMARK 2023-B39 PSA

Master Servicer of the Oxmoor Center loan under the BMARK 2023-V3 PSA and the Cross Island Plaza loan under the BMO 2023-C5 PSA.
Depositor	BBCMS 2024-5C27	Series 2024-5C27	None
Master Servicer of the GNL Industrial Portfolio and 620 W 153rd Street loans under the BMO 2024-5C4 PSA and of the 28-40 West 23rd Street and the 1099 New York Avenue loans under the BMARK 2024-V7 PSA
Master Servicer of the Wateridge loan under the BMARK 2024-V6 PSA and of The Pointe & Oak Shadows loan under the BMO 2024-5C5 PSA
Special Servicer of the Crescent Center loan under the BMO 2024-5C3 PSA
Depositor	BBCMS 2024-5C29	Series 2024-5C29	None
Primary Servicer and the Special Servicer of the Baybrook Mall loan under the BANK5 2024-5YR9 PSA.
Master Servicer of the GNL Industrial Portfolio loan under the BMO 2024-5C4 PSA

Master Servicer of the Northbridge Centre loan under the BMO 2024-5C6 PSA, of the Stonebriar Centre loan under the BMARK 2024-V9 PSA, and of the Bronx Terminal Market loan under the BMARK 2024-V10 PSA.

Depositor	BBCMS 2024-C26	Series 2024-C26	None
Master Servicer of the Woodfield Mall loan under the BMO 2023-C7 PSA and of the RTL Retail Portfolio loan under the BBCMS 2023-C22 PSA.
Depositor	BBCMS 2025-5C33	Series 2025-5C33	None
Master Servicer of the Prime 15 Portfolio loan and the State Farm Data Center Portfolio loan under the Benchmark 2025-V13 PSA
Master Servicer of the Riverwalk West loan under the BMO 2025-5C11 PSA
Depositor	BBCMS 2025-5C36	Series 2025-5C36	None
Master Servicer of the ILPT 2025 Portfolio loan under the ILPT 2025-LPF2 TSA, the One Grove loan under the BMO 2025-5C11 PSA, and The Link loan under the Benchmark 2025-V14 PSA
Depositor	BBCMS 2025-5C38	Series 2025-5C38	None
Master Servicer of the 125th & Lenox loan under the WFCM 2025-5C6 PSA
Depositor	Barclays Commercial Mortgage Securities LLC	Series 2013-C6	Master Servicer
Master and Special Servicer of the Santa Anita Mall loan under the UBS-Barclays 2013-C5 PSA.
Depositor	Barclays Commercial Mortgage Securities LLC	Series 2015-STP	Servicer and Special Servicer
Depositor	Barclays Commercial Mortgage Securities LLC	Series 2015-SRCH	Servicer and Special Servicer
Depositor	Barclays Commercial Mortgage Securities LLC	Series 2017-C1	None
Master Servicer of the Wolf chase Galleria loan under the MSBAM 2016-UBS12 PSA.
Master & Special Servicer of the State Farm Data Center loan under the CD 2017-CD3 PSA.
Special Servicer of The Summit Birmingham loan under the BACM 2017-BNK3 PSA.
Depositor	Barclays Commercial Mortgage Securities LLC	Series 2018-C2	None
Special Servicer on the Moffett Towers II - Building 1 loan under the Benchmark 2018-B6 PSA.
Special Servicer on the Virginia Beach Hotel Portfolio loan under the WFCM 2018-C47 PSA.
Master and Special Servicer on the Alex Park South loan under the MSC 2018-L1 PSA.
Depositor	BBCMS Mortgage Trust 2019-C3	Series 2019-C3	Master Servicer and Special Servicer

Master and Special Servicer on the Exchange Right Net Leased Portfolio 24 loan under the CSAIL 2019-C15 PSA, and The Colonnade Office Complex loan and the Southern Motion Industrial Portfolio loan, both under the UBS 2019-C16 PSA.

Primary Servicer on the Heartland Dental Medical Office Portfolio loan under the WFCMT 2019-C50 PSA.
Master Servicer on the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF TSA, and on the GNL Industrial Portfolio and the Exchange Right Net Leased Portfolio 26 loans under the CSAIL 2019-C16 PSA
Depositor	BBCMS Mortgage Trust 2019-C4	Series 2019-C4	Primary Servicer
Master and Special Servicer on the Vanguard Portfolio loan and SWVP Portfolio loan under the BBCMS 2019-C3 PSA and the CIRE Equity Retail & Industrial Portfolio loan under the BMARK 2019-B12 PSA.

Master Servicer on the Ambler Yards loan under the UBS 2019-C17 PSA, the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF TSA, and the 125 Borinquen Place loan and Visions Hotel Portfolio II loan, both under the MSC 2019-H7 PSA.

Depositor	BBCMS Mortgage Trust 2019-C5	Series 2019-C5	None
Master and Special Servicer on the Uline Arena loan under the CD 2019-CD8 PSA, the Bison Portfolio loan under the CSAIL 2019-C17 PSA, and the Vanguard Portfolio loan under the BBCMS 2019-C3 PSA
Special Servicer on the Ceasar’s Bay Shopping Center loan and the Equinix Data Center loan under the WFCM 2019-C53 PSA
Depositor	BBCMS Mortgage Trust 2020-C6	Series 2020-C6	Master and Special Servicer
Master and Special Servicer on the Kings Plaza loan under Benchmark 2020-B17 PSA.
Depositor	BBCMS Mortgage Trust 2020-C7	Series 2020-C7	None
Master and Special Servicer on the F5 Tower loan under the BBCMS 2020-C6 PSA
Depositor	BBCMS Mortgage Trust 2020-C8	Series 2020-C8	Master Servicer
Master Servicer on the McCarthy Ranch loan under the MSC 2020-L4 PSA.
Special Servicer on the PGH17 Self Storage Portfolio loan under the WFCM 2020-C57 PSA.
Depositor	BBCMS Mortgage Trust 2021-C9	Series 2021-C9	Master and Special Servicer
Master Servicer on the McCarthy Ranch loan under the MSC 2020-L4 PSA
Depositor	BBCMS 2021-AGW	Series 2021-AGW	Servicer and Special Servicer
Depositor	BBCMS 2021-C10	Series 2021-C10	None
Master and Special Servicer on the Kings Plaza loan under the BMARK 2020-B17 PSA
Depositor	BBCMS 2021-C11	Series 2021-C11	None
Special Servicer on the One SOHO Square loan under the SOHO 2021-SOHO TSA and the Rollins Portfolio loan under the WFCM 2021-C60 PSA.
Master and Special Servicer on the Kings Plaza loan under the BMARK 2020-B17 PSA
Depositor	STWD Trust 2021-LIH	Series 2021-LIH	Special Service
Depositor	BBCMS 2022-C14	Series 2022-C14	Master and Special Servicer
Depositor	BBCMS 2022-C15	Series 2022-C15	Master Servicer
Master and Special Servicer of the 1888 Century Park East loan under BBCMS 2022-C14 PSA

Master Servicer of the Moonwater Office Portfolio and the Bedrock Portfolio loans under Benchmark 2022-B32 PSA, of the Visions Hotel Portfolio III loan under MSC 2022-L8 PSA, and of the Meadowood Mall loan under 3650R 2022-PF2 PSA.

Depositor	BBCMS 2022-C16	Series 2022-C16	Master Service
Master Servicer for the Twin Spans Business Park and Delaware River Industrial Park loan under the BBCMS 2022-C15 PSA, and on the Moonwater Office Portfolio loan under the BMARK 2022- B32 PSA

Master Servicer for the Yorkshire & Lexington Towers loan under the CGCMT 2022-GC48 PSA, for the 3075 Olcott loan under the BMO 2022-C2 PSA, and for the 70 Hudson Street loan under the BBCMS 2022-C18 PSA

Master Servicer and Special Servicer for the 1888 Century Park East loan under the BBCMS 2022-C14 PSA
Depositor	BBCMS Mortgage Trust 2022-C17	Series 2022-C17	None

Master Servicer of 3075 Olcott loan and KB Portfolio loan under the BMO 2022-C2 PSA, of Yorkshire & Lexington Towers loan under the CGCMT 2022-C48 PSA, and of The Shoppes at Eagle Point loan under the BBCMS 2022-C16 PSA

Master and Special Servicer of 39 Broadway loan under Benchmark 2022-B36 PSA and of the Saks Fulfillment Center loan under the BMO 2022-C3 PSA.
Depositor	BBCMS 2022-C18	Series 2022-C18	Master Servicer
Master Servicer of the 469 7th Avenue Loan under the Benchmark 2022-B37 PSA.
Master and Special Servicer of the Phoenix Industrial Portfolio IX loan and the Saks Fulfillment Center loan under BMO 2022-C3 PSA.
Depositor	BBCMS 2023-C19	Series 2023-C19	None

Master Servicer on the Pacific Design Center loan and the 100 Jefferson Road loan under the BMARK 2023-B38 PSA, the Green Acres loan under the BMARK 2023-V2 PSA, and on The Showboat Hotel loan under the BBCMS 2022-C18 PSA

Master Servicer of the Brandywine Strategic Office Portfolio loan, the Sentinel Square II loan and the 575 Broadway loan under the FIVE 2023-V1 PSA.
Master Servicer of the Stoney Creek Hotel Portfolio loan under the BMO 2023-C4 PSA and the Orizon Aerostructures loan under the BMO 2023-C5 PSA.
Depositor	BBCMS 2023-C21	Series 2023-C21	Master Servicer

Master Servicer of the Soho Beach House Miami loan, Novolex Portfolio loan, Back Bay Office loan, and the Seagate Campus loan under the BMARK 2023-B39 PSA and the Great Lakes Crossing Outlets loan under the BMARK 2023-B38 PSA.

Master Servicer of the Triple Net Portfolio loan, Art Ovation Hotel loan, 500 Delaware loan and the TOTAL Plaza loan under the 3650R 2022-PF2 PSA and the Centene loan under the 3650R 2021-PF1 PSA
Master Servicer of the Fashion Valley Mall loan under the BMARK 2023-B40 PSA and the RTL Retail Portfolio loan under the BBCMS 2023-C22 PSA.
Depositor	BBCMS 2023-C22	Series 2023-C22	Master Servicer
Master Servicer of the Rhino Retail Portfolio 2 loan under the BBCMS 2023-C21 PSA, and the Skorpios Industrial loan and Marriott Philadelphia West loan under the BMO 2023-C6 PSA.
Depositor	BBCMS 2023-5C23	Series 2023-5C23	Master Servicer
Master Servicer on the Overlook at Ballantyne loan under the BMARK 2023-V4 PSA.
Depositor	BBCMS 2024-C24	Series 2024-C24	None
Master Servicer of the Woodfield Mall and Creekside Town Center loans under the BMO 2023-C7 PSA and the Axis Apartments loan under the BMARK 2023-B40 PSA
Master of The Muse & Eden Pointe, the Outlet Shoppes at Atlanta, and the RTL Retail Portfolio loans under the BBCMS 2023-C22 PSA and the Sugar Land Town Square loan under the BBCMS 2023-5C23 PSA
Depositor	BBCMS 2024-5C25	Series 2024-5C25	Master Servicer
Master Servicer of the Acquisition America Portfolio and the DoubleTree by Hilton Hotel Orlando at Sea World loans under the BMARK 2024- V5 PSA
Primary Servicer of the Jordan Creek Town Center and the Galleria at Tyler loans under the BANK5 2024-5YR6 PSA
Special Servicer of the Elmwood Shopping Center loan under the BMO 2024-5C3 PSA
Depositor	KIND 2024-1	Series 2024-1	Servicer
Depositor	BBCMS 2024-C30	Series 2024-C30	Master Servicer
Master Servicer of the Texas SH Portfolio loan under the BMO 2024-C9 PSA.
Primary Servicer of the VISA Global HQ loan under the BANK 2024-BNK48 PSA.
Depositor	BBCMS 2024-5C31	Series 2024-5C31	Master Servicer
Master Servicer of the 125 Summer loan under the BMO 2024-5C7 PSA, Master Servicer of the Linx loan under the BMO 2024-5C6 PSA
Primary Servicer of the Hamburg Pavilion and the Verde Apartments loans under the BMARK 2024-V12 PSA
Master Servicer of the Riverwalk West loan under the BMO 2025-5C11 PSA
Depositor	BBCMS 2025-C32	Series 2025-C32	Master Servicer
Depositor	BBCMS 2025-C35	Series 2025-C35	Master Servicer
Master Servicer of the 340 Mt Kemble loan under the BMO 2025-C11 PSA, the Coastal Equities Portfolio loan under the WFCM 2025-C65 PSA, and the Adini Portfolio loan under the BANK 2025-BNK50 PSA
Depositor	BBCMS 2025-5C37	Series 2025-5C37	Master Servicer
Master Servicer of the ILPT 2025 Portfolio loan under the ILPT 2025-LPF2 PSA and the 500 Delaware loan under the 3650R 2022-PF2 PSA
Depositor	BBCMS 2025-C39	Series 2025-C39	Master Servicer
Master Servicer of the Market Place Center and the 4 Union Square South loans under the WFCM 2025-C65 PSA
Master Servicer of the Honolulu FBI Office loan under the MSBAM 2025-C35 PSA and the Rentar Plaza loan under the BBCMS 2025-C35 PSA
Depositor	BBCMS 2025-5C34	Series 2025-5C34	None
Master Servicer of the Uber Headquarters loan under the RIDE 2025-SHRE TSA and of the NJ Asden Portfolio loan under the BMO 2025-5C10 PSA